1 RILEY EXPLORATION PERMIAN, INC. POLICY PROHIBITING INSIDER TRADING AND UNAUTHORIZED DISCLOSURE OF INFORMATION TO OTHERS Adopted as of February 26, 2021 Updated as of January 1, 2024 In this Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others (the “Insider Trading Policy”), the “Company” refers to Riley Exploration Permian, Inc. and its subsidiaries. After you have read this policy, please sign the Certification that is attached to this policy and return it to the Compliance Officer at the address indicated on the Certification. Introduction Federal and state securities laws generally prohibit any person who is aware of material nonpublic information about a company from trading in securities of that company. These laws also prohibit such person from disclosing material nonpublic information to other persons who may trade on the basis of that information. The board of directors of the Company has adopted this policy to promote compliance with these laws and to protect you and the Company from the serious liabilities and penalties that can result from violations of these laws. It is your responsibility to comply with the securities laws and this policy. If you have questions about this policy, please contact the Compliance Officer. Information on how to contact the Compliance Officer is set forth under the heading “Information about the Compliance Officer.” Designated Persons subject to this Insider Trading Policy This Insider Trading Policy applies to the Company’s directors, officers and employees and their family members, as well as to other persons who have access to information through business relationships with the Company (collectively, such persons are referred to as “Designated Persons”). It also applies to your family members who reside with you, anyone else who lives with you and any other person or entity whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities). You are responsible for making sure that these other persons and entities comply with this Insider Trading Policy. In addition to this Insider Trading Policy, the directors and executive officers of the

2 Company and certain other designated persons who have access to material nonpublic information about the Company are subject to a supplemental policy that imposes additional restrictions on their trading in Company securities. If you possess material nonpublic information regarding the Company at the time your employment or other services with the Company terminates, you remain subject to this Insider Trading Policy until the information has been publicly announced by the Company or is no longer material. Core trading and disclosure restrictions The following trading and disclosure restrictions apply to all employees, officers, and directors of the Company: ● If you are a Designated Person, you must obtain pre-clearance for all transactions in the Company’s securities regardless of whether there is a previously-announced “trading window.” You must ensure compliance with all notices of special blackout periods in addition to routine blackout periods related to release of operating data and two trading days following the end of each fiscal quarter. ● If you have material nonpublic information regarding the Company, you must not trade or advise anyone else to trade in Company securities until such information has been publicly disclosed. ● If you have material nonpublic information regarding any other company that you obtained from your employment or relationship with the Company, you must not trade or advise anyone else to trade in the securities of that other company until such information has been publicly disclosed. ● You must not share material nonpublic information with people in the Company whose jobs do not require them to have the information. ● You must not disclose any nonpublic information, material or otherwise, concerning the Company to anyone outside the Company unless required as part of your duties and the person receiving the information has a reason to know the information for Company business purposes. ● You are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to, or have the effect of, hedging or offsetting any decrease in the market value of the Company’s securities. Transactions covered by this Insider Trading Policy

3 This Insider Trading Policy applies to any purchase or sale of Company securities, including common stock, preferred stock, restricted stock, options to purchase common stock, any other type of securities that the Company may issue, as well as exchange-traded options, other derivative securities, and puts, calls, and short sales involving Company securities. Notwithstanding this general rule, certain transactions under Company benefit plans are not prohibited by this Insider Trading Policy. These transactions are discussed in this Insider Trading Policy under the heading “Exceptions to this Insider Trading Policy for certain transactions under Company benefit plans.” Definition of Material Nonpublic Information Material information. Information about the Company is “material” if there is a substantial likelihood that a reasonable stockholder or investor would consider it important in making a decision to buy, sell, or hold Company securities, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of Company securities. Both positive and negative information may be material. Information that could be material about the Company includes: ● earnings estimates (including changes of previously announced estimates) ● a significant change in operations, projections or strategic plans ● letters of intent or agreements, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets ● the gain or loss of a major supplier or customer ● a new product or discovery ● a significant pricing change in products or services ● a declaration of a split, a public or private securities offering by the Company or a change in Company distribution policies or amounts ● a change in senior management ● an actual or threatened major lawsuit or government agency investigation Nonpublic information. Nonpublic information is information that is not generally available to the investing public. If you are aware of material nonpublic information, you may not trade until the information has been widely disclosed to the public (for example, through a press release or an SEC filing) and the market has had sufficient time to absorb the information. For purposes of this Insider Trading Policy, information will generally be considered public after the closing of trading on either (i) two full trading days following the Company’s widespread public release of the information if no Company conference call is conducted during such two trading day period or (ii) if a Company conference call is conducted during the two full trading day period referred to in clause (i) relating to such information, one full trading day following such conference call to discuss such information. For example, if the Company issued a press release on a Tuesday and assuming there is no related Company conference call during such two full trading days, the first day that trading

4 could occur would be on Friday. For further example, if the Company issued a press release on a Tuesday and there is a related Company conference call on Thursday, the first day that trading could occur would be on Monday. If you are not sure whether information is material or nonpublic, consult with the Compliance Officer for guidance before engaging in any transaction in Company securities. Unauthorized disclosure of information You are prohibited from disclosing to anyone inside or outside the Company any nonpublic information obtained at or through the Company, except when such disclosure is part of your regular duties and is needed to enable the Company to carry out its business properly and effectively. The Company is subject to laws that govern the timing of disclosures of material information to the public and others. Only certain designated employees may discuss the Company with the news media, securities analysts and investors. All inquiries from outsiders regarding material nonpublic information about the Company should be forwarded to the “investor relations officer.” Accordingly, when an inquiry is made by an outsider, the following response will generally be appropriate: “As to these types of matters, please contact IR@rileypermian.com.” The following procedures are appropriate in protecting the confidentiality of Company information: • avoid discussions of confidential matters in places where they might be overheard or otherwise disseminated • mark sensitive documents “confidential” and use sealed envelopes marked “confidential” • secure confidential documents and restrict the copying of sensitive documents • provide instructions to receptionists regarding outside inquiries • use code names for sensitive projects • use passwords to restrict computer access • do not use any Internet “chat rooms,” message boards, social networking websites or similar medium available to the public to post any unauthorized messages regarding the Company or its business, financial condition, employees, clients or other matters related to the Company.

5 Consequences of violating insider trading laws or this Insider Trading Policy The consequences of violating the securities laws or this Insider Trading Policy can be severe. They include the following: Civil and criminal penalties. If you violate the insider trading or tipping laws, you may be required to ● pay civil penalties up to three times the profit made or loss avoided ● pay a criminal penalty of up to $5 million ● serve a jail term of up to 20 years. In addition, the Company and/or the supervisors of a person who violates these laws may also be subject to civil or criminal penalties if they did not take appropriate steps to prevent illegal trading. Discipline. If you violate this Insider Trading Policy or insider trading or tipping laws, you may be subject to disciplinary action by the Company, up to and including termination for cause. A violation of Company policy is not necessarily the same as a violation of law and the Company may determine that specific conduct violates this Insider Trading Policy, whether or not the conduct also violates the law. The Company is not required to await the filing or conclusion of a civil or criminal action against an alleged violator before taking disciplinary action. Reporting Of Violations. Any employee, officer or director who violates this Insider Trading Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other employee, officer or director, must report the violation immediately to the Compliance Officer. Exceptions to this Insider Trading Policy for certain transactions under Company plans Certain transactions in Company securities under Company plans are not prohibited by this Insider Trading Policy. These are: Restricted Stock. This Insider Trading Policy does not apply to the vesting of restricted stock. It also does not apply to your election to have the Company withhold shares of stock to satisfy tax withholding requirements to the extent that such election is either made during the Window Period or is otherwise approved by the Compliance Officer. This Insider Trading Policy does apply, however, to sales of shares of stock received upon vesting of a restricted stock. For purposes of this Insider Trading Policy, the term “Window Period” means the period commencing after the close of trading on the later of (i) two full trading days following the Company’s widespread public release of quarterly operating results and (ii) one full trading day following the Company’s conference call to discuss quarterly operating results for such quarter, if any, and ending at the close of trading on the 15th day of the third month of the

6 fiscal quarter. Stock Options. This Insider Trading Policy does not apply to your exercise of an employee stock option. It also does not apply to your election to have the Company withhold shares of stock subject to an option to satisfy tax withholding requirements to the extent that such election is either made during the Window Period or is otherwise approved by the Compliance Officer. This Insider Trading Policy does apply, however, to sales of shares of stock received upon exercise of an option, including any broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Phantom Stock. This Insider Trading Policy does not apply to the vesting of phantom shares of stock. It also does not apply to your election to have the Company withhold shares of stock to satisfy tax withholding requirements to the extent that such election is either made during the Window Period or is otherwise approved by the Compliance Officer. This Insider Trading Policy does apply, however, to sales of shares of stock received upon vesting of a phantom stock. Stock Appreciation Rights. This Insider Trading Policy does not apply to your exercise of a stock appreciation right so long as such exercise is made during the Window Period or is otherwise approved by the Compliance Officer. It also does not apply to your election to have the Company withhold shares of stock to satisfy tax withholding requirements to the extent that such election is either made during the Window Period or is otherwise approved by the Compliance Officer. This Insider Trading Policy does apply, however, to sales of shares of stock received upon exercise of a stock appreciation right. Rule 10b5-1 Trading Plans. This Insider Trading Policy does not apply to trading in Company securities if the trades occur pursuant to a prearranged trading plan that complies with Rule 10b5-1(c) under the Securities Exchange Act of 1934 as well as any Company policies or guidelines concerning such plans and has been precleared by our Compliance Officer. Rule 10b5-1(c) provides an affirmative defense from insider trading liability for trades that occur pursuant to a prearranged “trading plan” that meets certain specified conditions. You must enter into the trading plan at a time when you were not aware of any material non- public information. In addition, the establishment and operation of the trading plan, as well as any modification or termination of the plan prior to its scheduled expiration date, must (a) comply with the requirements of Rule 10b5-1(c) and any Company policies or guidelines concerning such plans, and (b) be precleared by our Compliance Officer. In preclearing the establishment, operation, modification or termination of a trading plan, neither the Company nor the Compliance Officer will be responsible for determining whether the plan is in compliance with the provisions of Rule 10b5-1(c). Compliance with Rule 10b5-1(c) is solely your responsibility. Post-Termination Transactions This Insider Trading Policy will continue to apply to you after your employment or service has terminated with the Company until such time as any material non-public

7 information that you possessed when your service terminated has become public or is no longer material. Information about the Compliance Officers If you have a question about this Insider Trading Policy or whether it applies to a particular transaction, contact the Compliance Officer for additional guidance. The Compliance Officer is Beth di Santo (+1-212-365-8677 – phone | e-mail bdisanto@disantolaw.com). This document states a policy of Riley Exploration Permian, Inc. and is not intended to be regarded as the rendering of legal advice.

PROCEDURES FOR TRADING IN REPX SECURITIES (1) Preclearance of Securities Trading Required - Because Company executives and insiders are likely to obtain material nonpublic information on a regular basis, the Company requires all such persons to refrain from trading, even during a trading window outlined above without first pre-clearing all transactions in the Company’s securities. The Pre-Clearance Form attached hereto as Exhibit A must be submitted by each Company employee or insider to the Compliance Officers at least 48-hours prior to any trading in the Company securities. These procedures also apply to transactions by such person’s spouse, other persons living in such person’s household and minor children and to transactions by entities over which such person exercises control. (2) Form 144 Prior to Trade Order – Once your trade has been pre-cleared in accordance with paragraph (1) above, you are required to complete and submit a completed Form 144 (attached hereto as Exhibit B) to your broker, the Compliance Officers and the SEC at the time your trading order is submitted. The broker executing your order will provide you with the trade confirmation information for inclusion on your Form 144. If you are unsure of the information required on the Form 144, please contact the Compliance Officers for assistance. You must send completed copies of the Form 144, together with proof of submission to the SEC. (3) Form 4 Filings – You are required to file a Form 4 with the SEC for all trading in REPX securities (e.g., buy, sell, transfer, etc.). The Form 4 is due within two (2) days of the trade and must be filed by EDGAR. REPX’s counsel is available to assist you with preparation and submission of the filing. Your failure to comply with the disclosure deadline or any errors in the required disclosure will have adverse consequences on the Company. It is your responsibility to comply with this Insider Trading Policy and the SEC regulations. CERTIFICATION I hereby acknowledge receipt of the Riley Exploration Permian, Inc. Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others and agree to abide by its terms and conditions, including without limitation, the process set forth in “Procedures for Trading in REPX Securities” outlined above. Signature Print Name Date Please return this Certification to Beth di Santo by email to bdisanto@disantolaw.com.

To: Riley Exploration Permian, Inc. (the “Company”) Compliance Officer (Beth di Santo) EXHIBIT A PRE-CLEARANCE REQUEST FORM From: This is to advise you that the undersigned intends to execute a transaction in the Company’s securities on , 20 (“Proposed Trade Date”) and does hereby request that the Company pre-clear the transaction as required by the Company’s Insider Trading Policy (the “Policy”). Person Proposing to Trade: Proposed Trade Date(s): Type of Transaction: □ Purchase □ Sale □ Exercise of Options Proposed Number of Shares: Trading Institution: □ (Broker) □ Other (Specify) Comments: (1) Any changes to the information above must be re-submitted for approval, including any change to the Proposed Trade Date. The undersigned is not in possession of Material Nonpublic Information (as defined in the Insider Trading Policy) about the Company and will not enter into the transaction if the undersigned comes into possession of Material Nonpublic Information about the Company between the date hereof and the proposed trade execution date. The undersigned has read and understands the Insider Trading Policy and certifies that the above proposed transaction will not violate the Policy. The undersigned agrees to advise the Company promptly if, as a result of future developments, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that the Company may require additional information about the transaction, and agrees to provide such information upon request. Request Submitted By: Name: Title: Request Date: Approved By: Name: Title: Compliance Officer Approval Date:

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 144 NOTICE OF PROPOSED SALE OF SECURITIES PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933 ATTENTION: Transmit for filing 3 copies of this form concurrently with either placing an order with a broker to execute sale or executing a sale directly with a market maker. OMB APPROVAL OMB Number: 3235-0101 Expires: July 31, 2023 Estimated average burden hours per response ............. 1.00 SEC USE ONLY DOCUMENT SEQUENCE NO. CUSIP NUMBER 1 (a) NAME OF ISSUER (Please type or print) Riley Exploration Permian, Inc. (b) IRS IDENT. NO. 87-0267438 (c) S.E.C. FILE NO. 001-15555 ZIP CODE WORK LOCATION 1 (d) ADDRESS OF ISSUER STREET 29 E. Reno Avenue, Suite 500 Oklahoma, OK 73104 (b) CITY STATE (e) TELEPHONE NO. AREA CODE 405 NUMBER 415-8699 2 (a) NAME OF PERSON FOR WHOSE ACCOUNT THE SECURITIES ARE TO BE SOLD RELATIONSHIP TO ISSUER (c) ADDRESS STREET CITY STATE ZIP CODE INSTRUCTION: The person filing this notice should contact the issuer to obtain the I.R.S. Identification Number and the S.E.C. File Number. 3 (a) Title of the Class of Securities To Be Sold (b) Name and Address of Each Broker Through Whom the Securities are to be Offered or Each Market Maker who is Acquiring the Securities SEC USE ONLY (c) Number of Shares or Other Units To Be Sold (See instr. 3(c)) (d) Aggregate Market Value (See instr. 3(d)) (e) Number of Shares or Other Units Outstanding (See instr. 3(e)) (f) Approximate Date of Sale (See instr. 3(f)) (MO. DAY YR.) (g) Name of Each Securities Exchange (See instr. 3(g)) Broker-Dealer File Number INSTRUCTIONS: 3 . (a) Title of the class of securities to be sold 1. (a) Name of issuer (b) Name and address of each broker through whom the securities are intended to be sold (b) Issuer’s I.R.S. Identification Number (c) Number of shares or other units to be sold (if debt securities, give the aggregate face amount) (c) Issuer’s S.E.C. file number, if any (d) Aggregate market value of the securities to be sold as of a specified date within 10 days prior to the filing of this notice (d) Issuer’s address, including zip code (e) Number of shares or other units of the class outstanding, or if debt securities the face amount thereof outstanding, as shown (e) Issuer’s telephone number, including area code by the most recent report or statement published by the issuer (f) Approximate date on which the securities are to be sold 2 . (a) Name of person for whose account the securities are to be sold (g) Name of each securities exchange, if any, on which the securities are intended to be sold (b) Such person’s relationship to the issuer (e.g., officer, director, 10% stockholder, or member of immediate family of any of the foregoing) (c) Such person’s address, including zip code Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number. SEC 1147 (08-07)

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001) TABLE I –– SECURITIES TO BE SOLD Furnish the following information with respect to the acquisition of the securities to be sold and with respect to the payment of all or any part of the purchase price or other consideration therefor: Title of the Class Date you Acquired Nature of Acquisition Transaction Name of Person from Whom Acquired (If gift, also give date donor acquired) Amount of Securities Acquired Date of Payment Nature of Payment INSTRUCTIONS: If the securities were purchased and full payment therefor was not made in cash at the time of purchase, explain in the table or in a note thereto the nature of the consideration given. If the consideration consisted of any note or other obligation, or if payment was made in installments describe the arrangement and state when the note or other obligation was discharged in full or the last installment paid. TABLE II –– SECURITIES SOLD DURING THE PAST 3 MONTHS Furnish the following information as to all securities of the issuer sold during the past 3 months by the person for whose account the securities are to be sold. Name and Address of Seller Title of Securities Sold Date of Sale Amount of Securities Sold Gross Proceeds REMARKS: INSTRUCTIONS: See the definition of “person” in paragraph (a) of Rule 144. Information is to be given not only as to the person for whose account the securities are to be sold but also as to all other persons included in that definition. In addition, information shall be given as to sales by all persons whose sales are required by paragraph (e) of Rule 144 to be aggregated with sales for the account of the person filing this notice. ATTENTION: The person for whose account the securities to which this notice relates are to be sold hereby represents by signing this notice that he does not know any material adverse information in regard to the current and prospective operations of the Issuer of the securities to be sold which has not been publicly disclosed. If such person has adopted a written trading plan or given trading instructions to satisfy Rule 10b5-1 under the Exchange Act, by signing the form and indicating the date that the plan was adopted or the instruction given, that person makes such representation as of the plan adoption or instruction date. DATE OF NOTICE (SIGNATURE) DATE OF PLAN ADOPTION OR GIVING OF INSTRUCTION, The notice shall be signed by the person for whose account the securities are to be sold. At least one copy IF RELYING ON RULE 10B5-1 of the notice shall be manually signed.Any copies not manually signed shall bear typed or printed signatures. SEC 1147 (02-08)